POWER OF ATTORNEY CONCERNING
SECURITIES AND EXCHANGE COMMISSION FORMS 3, 4 AND 5 FILINGS

 This Statement confirms that the undersigned, Dwayne B. Francisco, has authorized and designated Richard R. Grinnan, Thomas J. Dostart, and Jeffrey M. Jarosinski to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Massey Energy Company. The authority of Richard R. Grinnan, Thomas J. Dostart, and Jeffrey M. Jarosinski under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of Massey Energy Company unless earlier revoked in writing. The undersigned acknowledges that Richard R. Grinnan, Thomas J. Dostart, and Jeffrey M. Jarosinski are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Dated:
August 21, 2006

/s/ Dwayne B. Francisco

Printed Name:
Dwayne B. Francisco

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